                                    Exhibit 4


                          WAVERIDER COMMUNICATIONS INC.

                           CERTIFICATE OF DESIGNATION
                                       OF
                 SERIES C VOTING 8% CONVERTIBLE PREFERRED STOCK

                     Nevada Revised Statutes Section 78.1955


         1. WaveRider Communications Inc., a Nevada corporation (the "corporation"), certifies by and through its undersigned President or Vice-President and Secretary or Assistant Secretary that the Board of Directors of the corporation, pursuant to Nevada Revised Statutes Section 78.1955 and Article FIFTH, Part II(b) of the Articles of Incorporation of the corporation, has adopted a resolution establishing a series of the corporation's authorized preferred stock designated as Series C Voting 8% Convertible Preferred Stock (the "Series C Preferred Stock").

         2. The number of shares of the Series C Preferred Stock which the Company is authorized to issue is 800,000.

         3. The voting powers, designations, preferences, limitations, restrictions and relative rights of the Series C Preferred Stock are set forth in the Unanimous Consent of the Directors of WaveRider Communications Inc. set forth in Exhibit A attached hereto and made a part hereof.

         In witness whereof, the undersigned have executed this Certificate of Amendment as of the 28th day of May, 1998.




/s/ D. Bruce Sinclair
--------------------------------------------------
President (or Vice-President)


/s/ T. Scott Worthington
--------------------------------------------------
Secretary (or Assistant Secretary)

PROVINCE OF ONTARIO     )
                        )  ss.

         This instrument was acknowledged before me on May 29th, 1998, by D. Bruce Sinclair as President (or Vice President) of Waverider Communications Inc.



                                     /s/ John Kin Cheong Au
                                  --------------------------------------------
                                  NOTARY PUBLIC

My Commission Expires:    No Expiry
                      ------------------


PROVINCE OF ONTARIO    )
                       )  ss.

         This instrument was acknowledged before me on May 29th, 1998, by T. Scott Worthington as Secretary (or Assistant Secretary) of Waverider Communications Inc.


                                     /s/ John Kin Cheong Au
                                  --------------------------------------------
                                  NOTARY PUBLIC

My Commission Expires:    No Expiry
                      ------------------

                                   Exhibit A
                                   ---------

                      UNANIMOUS CONSENT OF THE DIRECTORS

                                      OF

                         WAVERIDER COMMUNICATIONS INC.

                                      TO

                        ACTIONS TAKEN WITHOUT A MEETING


     Pursuant to Section 78.315 of the Nevada Revised Statutes and Article FIFTH, Part II(b) of the Articles of Incorporation (the "Articles of
                                                         -----------
Incorporation") of WaveRider Communications Inc., a Nevada corporation (the
-------------
"Company"), the undersigned, being all of the directors (the "Directors") of the
--------                                                      ---------
Company, hereby take the following actions by unanimous consent (this "Consent")
                                                                       -------
in lieu of a meeting of the Directors, by consent of said Directors, as set forth in the following resolutions, as if taken by unanimous vote of the directors at a special meeting of the directors at which all of the directors were present:

     WHEREAS, the Directors desire to establish and designate a series of shares of Preferred Stock of the Company and to fix and determine the designation, number, voting powers, preferences, limitations, restrictions and relative rights thereof in accordance with the following resolutions; be it hereby

     RESOLVED: That the Company shall be, and hereby is, authorized to issue up
     --------
to 800,000 shares of a series of the Preferred Stock, par value $.001, of the Company with the following voting powers, designation, preferences, limitations, restrictions and relative rights:

     1.  Designation and Consideration.

          The designation of the series of the Preferred Stock created by this resolution shall be, and hereby is, the "Series C Voting 8% Convertible Preferred Stock." Shares of this series are hereinbelow referred to as the "Series C Preferred Stock." Each share of the Series C Preferred Stock
          ------------------------
     shall be issued for such consideration as the Directors may determine. Shares of the Series C Preferred Stock may be issued in tandem with warrants or other securities of the Company. Once duly issued for the consideration called for by resolution of the Directors, shares of the Series C Preferred Stock shall be deemed fully paid and nonassessable.

     2.  Dividends.

          2.1 Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series C Preferred Stock with respect to dividends, each of the holders of shares of Series C Preferred Stock, in preference to the holders of shares of the common stock, par value $.001 per share, of the Company ("the Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of each month during which such holder holds shares of the Series C Preferred Stock (each such date being referred to herein as a "Monthly Dividend Payment Date"), commencing on the first

     Monthly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to eight percent (8%) per annum of the purchase price paid to the Company for the Series C Preferred Shares held by such holder.

          2.2 The corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (i) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Monthly Dividend Payment Date and the next subsequent Monthly Dividend Payment Date, a dividend of eight percent (8%) per share per annum on the Series C Preferred Stock shall nevertheless be payable on such subsequent Monthly Dividend Payment Date.

          2.3 Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Monthly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Monthly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Monthly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Monthly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Monthly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     3.  Redemption.

          The shares of the Series C Preferred Stock shall not be subject to redemption.

     4.  Conversion Right.

          4.1 Conversion Rate. Each share of the Series C Preferred Stock may, subject to the terms hereof and subject to adjustment as provided below, at any time after issuance, but no later than April 30, 2000, be converted at the option of the holder thereof into one (1) fully paid, nonassessable share of the Common Stock. Conversion of the shares of the Series C Preferred Stock shall be deemed to occur on the date a certificate or certificates evidencing shares of the Series C Preferred Stock being converted are presented to the Company or to the Company's transfer agent and registrar, properly endorsed and accompanied by the proper fee payable to the transfer agent.

          4.2 Adjustments to the Conversion Rate. If the Company is reorganized, merged, consolidated or party to a plan of exchange with another business organization pursuant to which the shareholders of the Company receive any shares of stock or other securities, or the Company sells or otherwise transfers all or substantially all of its assets, or in case of any reclassification of or reverse split or split of the Common Stock, holders of the shares of the Series C Preferred Stock shall be entitled, after the occurrence of any such event, to receive on conversion thereof the kind an amount of shares of stock or other securities, cash or other property receivable upon such event by a holder of the number of shares of the Common Stock into which the shares of the Series C Preferred Stock might have been converted immediately prior to occurrence of the event. For purposes of this paragraph, the term "shareholder" means a holder of the Common Stock.

          4.3 Common Stock Authorized. The Company shall be, and hereby is, authorized to issue an aggregate of 800,000 shares of the Common Stock upon conversion of the Series C Preferred Stock; provided, however, that if any adjustment to the conversion rate established in Section 4.1 hereof should require the issuance of a greater number of shares of the Common Stock, then the issuance of such greater number of shares of the Common Stock hereby is authorized.

          4.4 No Fractional Shares Issuable. No fractional shares of the Common Stock, scrip or other instrument representing a fractional share of the Common Stock, shall be issued upon conversion of any share of the Series C Preferred Stock. The number of shares issuable upon the conversion of the Series C Preferred Stock shall be rounded to the nearest whole share. No payment shall be made for fractional shares which are not issued due to such rounding.

          4.5 Automatic Conversion. Each share of the Series C Preferred Stock shall automatically be converted into one share of the Common Stock upon the effective date of a registration statement under the Securities Act of 1933, as amended, covering the offer and sale of at least 800,000 shares of the Common Stock and which registration statement is indicates that it covers shares of the Common Stock relating to the Series C Preferred Stock.

     5.  Status of Shares.

     Unless otherwise provided by the articles of incorporation of the Company:

          5.1 Prior to the issuance of any shares of Series C Preferred Stock, unless the articles of incorporation of the Company provide otherwise, the Directors, by resolution thereof, may

               (a) amend the designation, number, voting powers, preferences, limitations, restrictions and relative rights of such Series C Preferred Stock, or

               (b) rescind, retire or otherwise cancel such Series C Preferred Stock and the establishment thereof.

          5.2 In the event that shares of Series C Preferred Stock have been issued and are outstanding, the Directors, by resolution thereof, may amend the designation, number, voting powers, preferences, limitations, restrictions and relative rights of the Series C Preferred Stock subject to approval by the vote of stockholders holding shares of the Company entitling them to exercise a majority of the voting power, or such greater proportion of the shares as may be required by the articles of incorporation of the Company, of Series C Preferred Stock and each class and each series of stock which, before amendment, is senior to Series C Preferred Stock as to the payment of distributions upon dissolution of the corporation.

          5.3 Shares of Series C Preferred Stock that have been issued and thereafter redeemed, converted, exchanged, purchased, retired or surrendered to the Company, or otherwise reacquired by the Company, shall have the status of authorized and unissued shares and unless the articles of incorporation of the Company provide otherwise, the Directors, by resolution thereof, may redesignate, rescind, retire or otherwise cancel such Series C Preferred Stock and the establishment thereof.

     6.  Rights on Liquidation, Dissolution or Winding Up.

          6.1 Payment of Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of the Series C Preferred Stock then outstanding shall be subordinate to all claims of the Company's creditors but shall share ratably with the holders of every other series of the Company's preferred stock then issued and outstanding.

          6.2 Effect of Reorganization. Neither the consolidation nor the merge of the Company with or into any other company nor the lease, exchange, sale or transfer of all or substantially all of the Company's assets shall be deemed to be a liquidation, dissolution or winding up of the Company, whether voluntary or otherwise, within the meaning of this
     Section 6.

     7.  Voting Rights.

          The shares of the Series C Preferred Stock shall have the right to vote in the election of directors of the Company and on all other matters upon which shareholders of the Company may or must vote. Whenever the shares of the Series C Preferred Stock are entitled to vote, each share of the Series C Preferred Stock shall be entitled to one (1) vote, and the shares of Series C Preferred Stock shall vote with the Common Stock and not as a separate class, except when voting on matters with respect to which holders of the Common Stock are not entitled to vote.

     8.  Certain Corporate Actions.

          The Company shall not amend the Articles of Incorporation or the Certificate of Designation designating the Series C Preferred Stock without the prior approval of the holders of the Series C Preferred Stock, voting as a separate class, if such amendment would directly or indirectly effect any adverse change in any of the rights, preferences or privileges of, or limitations provided for herein for the benefit of, the holders of the Series C Preferred Stock.

     9.  Tax Matters.

          The holders of the Series C Preferred Stock shall be solely liable for and shall pay any and all taxes and other governmental charges, of every kind, that may be imposed in respect of the issuance or delivery of shares of the Common Stock upon conversion of the Series C Preferred Stock. The Company may withhold certain of such shares of the Common Stock in order to satisfy the Company's tax withholding obligations or take similar steps to ensure that such taxes and charges are duly paid. If the Company becomes liable for or pays any such taxes due to acts of a holder of the Series C Preferred Stock, it may, in order to recoup the amount of such tax or tax liability:

               (i) withhold the amount of such tax or tax liability from any funds whatever in or coming into the Company's possession and belonging to such holder, including dividends declared on the Series C Preferred Stock and payable to such holder; and/or

               (ii) cancel and reissue in the Company's name such number of shares of the Series C Preferred Stock, based upon the original issue price per share, the aggregate price of which is equal to the tax paid or the tax liability incurred.

     FURTHER RESOLVED:  That all actions taken and transactions entered into by
     ----------------
     the Company and its officers, directors, stockholders and duly authorized agents on its behalf, and any act or failure to act concerning all matters referred to in the foregoing resolutions, are hereby ratified, confirmed and approved in all respects.

     FURTHER RESOLVED: That the officers of the Company be, and each of them
     ----------------
     hereby is, authorized, empowered and directed, on behalf of the Company and in its name, to take all actions necessary or advisable to carry out the intent and the purposes of the foregoing resolutions, to execute and deliver any and all certificates, agreements and other documents and take all such further action that they, or any of them, may deem necessary, advisable or appropriate in order to effectuate the intent and accomplish the purposes of the foregoing resolutions.

     FURTHER RESOLVED: That this Consent to the adoption of the foregoing
     ----------------
     resolution may be executed in counterparts, all of which taken together shall constitute but one and the same original.

     FURTHER RESOLVED: That the authority given in these resolutions is
     ----------------
     retroactive and any and all acts authorized herein performed before the passage of these resolutions are hereby ratified and affirmed.

          Each of the Directors, by his signature below, hereby:

          1. Waives written notice of the time, place and purposes of a Special Meeting of the Directors of the Company;
          2.   Consents to the transaction of the business set forth herein;
          3.   Affirms that he has read the foregoing resolutions; and
          4. Approves, adopts and ratifies the resolutions and all acts taken or authorized therein.

          IN WITNESS WHEREOF, each of the undersigned has executed this Unanimous Consent of the Directors to Actions Taken Without a Meeting to be effective as of the 28th day of May, 1998.

                                    DIRECTORS:


                                     /s/ D. Bruce Sinclair
                                    -----------------------------------
                                    Bruce Sinclair


                                    /s/ William E. Krebs
                                    -----------------------------------
                                    William E. Krebs


                                    /s/ William H. Laird
                                    -----------------------------------
                                    William H. Laird